                                                                     EXHIBIT 3.7

                          ARTICLES OF AMENDMENT TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                           HUNTSMAN PREPARATORY, INC.

                             (Corporate Name Change)

                  In accordance with Section 16-10a-1006 of the Utah Revised Business Corporation Act, HUNTSMAN PREPARATORY, INC., a Utah corporation (the "Corporation"), hereby declares and certifies as follows:

         1. The name of the Corporation is Huntsman Preparatory, Inc.

         2. The text of the amendment replacing Article I of the Articles of Incorporation in its entirety as adopted by the shareholders of the Corporation (the "Shareholders") is as follows (the "Amendment"):

                  "RESOLVED, THEREFORE, that Article I of the Articles of Incorporation of the Corporation shall be and hereby is amended in its entirety to read as follows:

                                   ARTICLE I

                                      NAME

                  The name of the corporation is Huntsman KCL Corporation (the "Corporation")."

         3. The Amendment does not provide for an exchange, reclassification, or cancellation of issued shares of the Corporation.

         4. The Amendment was adopted as of October 7, 1999, by the unanimous written consent of the Shareholders in accordance with the requirements of the Utah Revised Business Corporation Act and the Bylaws of the Corporation.

         5. The Amendment was approved by the Shareholders. The Shareholders were not entitled to vote in separate voting groups. The designation, number of outstanding shares, number of votes entitled to be cast, and number of votes indisputably represented were as follows:

                                             Outstanding Shares, Votes Entitled
                   Designation                 To Be Cast, Votes Represented
                   -----------                 -----------------------------
                  Common Stock                             1,000

                  The total number of votes cast for the Amendment was 1,000. The total number of votes cast against the Amendment was zero. The number of votes cast for the Amendment was sufficient for approval.

                  IN WITNESS WHEREOF, these Articles of Amendment have been executed by the Corporation as of the 7th day of October, 1999.


                                        HUNTSMAN PREPARATORY, INC.,
                                        a Utah corporation,


                                        By:   /s/ Ronald G. Moffitt
                                        Name:  Ronald G. Moffitt
                                        Title: Sr. Vice President, Secretary


ADDRESS TO WHICH DIVISION MAY SEND
A COPY UPON COMPLETION OF FILING:


Brent M. Stevenson, Esq.
Parr Waddoups Brown Gee & Loveless
185 South State Street, Suite 1300
Salt Lake City, UT 84111-1536

                                   ASSIGNMENT

                  I, Susan Allen, hereby transfer and assign, without representation or warranty of any kind whatsoever, any and all of my rights, title, and interests of any kind whatsoever in and to the reserved business name "Huntsman KCL Corporation" to Huntsman Preparatory, Inc., a Utah corporation, which corporation is changing its name to "Huntsman KCL Corporation."


                                                     Date: October 11, 1999

                            ARTICLES OF INCORPORATION
                                       OF
                           HUNTSMAN PREPARATORY, INC.

                  The undersigned, acting as incorporator of a corporation under the Utah Revised Business Corporation Act (the "URBCA"), adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I

                                      NAME

                  The name of the corporation is Huntsman Preparatory, Inc. (the "Corporation").


                                   ARTICLE II

                               PURPOSES AND POWERS

                  The Corporation is organized to engage in any and all lawful acts, activities, and/or pursuits for which corporations may presently or hereafter be organized under the URBCA.

                  The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 302 of the URBCA. The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                                   ARTICLE III

                                AUTHORIZED SHARES

                  The aggregate number of shares which the Corporation shall have authority to issue is Fifty Thousand (50,000) shares of common stock. All voting rights of the Corporation shall be exercised by the holders of the common stock and the holders of the common stock of the Corporation shall be entitled to receive the net assets of the Corporation upon dissolution. All shares of the common stock shall be fully paid and nonassessable.

                                   ARTICLE IV

                           REGISTERED OFFICE AND AGENT

                  The address of the initial registered office of the Corporation is 500 Huntsman Way, Salt Lake City, Utah 84108, and the name of its initial registered agent at such address is Robert B. Lence.

                                   ARTICLE V

                         OFFICER AND DIRECTOR LIABILITY


         1. The Corporation shall indemnify and advance expenses to its directors, officers, employees, fiduciaries or agents and to any person who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law.

         2. The personal liability of the directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

         3. Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

                                   ARTICLE VI

                                  INCORPORATOR

                  The name and address of the incorporator is as follows:

                       Name                                    Address
                       ----                                    -------
                                                           500 Huntsman Way
                  Robert B. Lence                     Salt Lake City, Utah 84108

                  IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, hereby executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this ___ day of September, 1996.


                                                   /s/ Robert B. Lence
                                                   Robert B. Lence, Incorporator


                       ACKNOWLEDGEMENT OF REGISTERED AGENT

                  The undersigned, Robert B. Lence, hereby acknowledges that he has been named as registered agent of Huntsman Preparatory, Inc., a Utah corporation to be formed pursuant to the Articles of Incorporation to which this Acknowledgment is attached, and the undersigned hereby agrees to act as registered agent of said corporation.

                                               /s/ Robert B. Lence
                                               Robert B. Lence, Registered Agent


                                 MAILING ADDRESS

                  If, upon completion of filing of the above Articles of Incorporation, the Division elects to send a copy of the Articles of Incorporation to the Corporation by mail, the address to which the copy should be mailed is:


                           Huntsman Preparatory, Inc.
                           500 Huntsman Way
                           Salt Lake City, Utah 84108
                           Attention: Robert B. Lence